UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 19, 2005

Portrait Corporation of America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-8550	57-1208051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Matthews-Mint Hill Road, Matthews, North Carolina	28105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 847-8011

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 19, 2005, Bridgette P. Heller, citing the demands of her appointment to a new position with her employer, notified the Company of her intention to resign her position as a member of the Company’s Board of Directors effective immediately. Ms. Heller has served on the Board since March 1998. The Board of Directors has not yet announced plans regarding any replacement of Ms. Heller’s position.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on September 22, 2005, the Company and Barry Feld issued a joint press release on September 16, 2005 announcing Mr. Feld’s intention to resign from his position as Chairman, Chief Executive Officer and President of the Company. Mr. Feld’s last day of employment with the Company was October 21, 2005, and his resignation from all offices and positions with the Company was effective as of October 21, 2005. As the Company continues its search for Mr. Feld’s successor, the oversight of day-to-day activities at the Company is being performed by the Transition Committee chaired by Company director John F. Klein, as described in the September 16, 2005 press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTRAIT CORPORATION OF AMERICA, INC.

Date: October 25, 2005	By: /s/ William J. Billiard
William J. Billiard
Senior Vice President, Interim Chief Financial Officer and Corporate Controller